                                                                      Exhibit -2
                                   (VSNL LOGO)

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10540
5 February 2004

Sir,
                                SUB: PRESS RELEASE

      Please find send herewith a Press Release captioned "VSNL TO TAP GLOBAL RETAIL MARKET FOR INBOUND CALLS" which is being issued today.

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited

                                                                     R.N. Aditya
                                                         Asst. Company Secretary
To :

1) Security Code 23624, The Stock Exchange, Mumbai, Fax No.(22) 22722061, 22721072.

2)    The Secretary, Madras Stock Exchange Limited, Fax No.(44) 524 48 97.

3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33) 220 25 14/28 37 24.

4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, Fax No.(11) 329 21 81.

5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Fax Nos. : (22) 26598237/38.

6)    National Securities Depository Ltd., Fax Nos. : 2497 29 93.

7)    Mr.Vijay Bhojwani, The Bank of New York, Fax No.2204 49 42.

8)    Sharepro Services, Fax No.2837 5646

9) Marc H.Iyeki, Director, New York Stock Exchange, Fax No. (212) 6565071/72. Madhu kannan, Managing Director, New York Stock Exchange, Fax No. (212) 265-2016

10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199

11)   Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195

                                   (VSNL LOGO)





                                                                   PRESS RELEASE

VSNL TO TAP GLOBAL RETAIL MARKET FOR INBOUND CALLS

-     LAUNCHES FIRST RETAIL VOICE PRODUCT -TATA INDICOM PREPAID CALLING CARDS

-     TARGETS THE `GLOBAL' CUSTOMER

Mumbai, 5 January 2004... Videsh Sanchar Nigam Limited, India's premier Telecom and Internet Service Provider, today announced its foray into the global retail `inbound' call market with the launch of Tata Indicom `India-On-Call' Calling Cards. This innovative product will allow Indians traveling overseas to call India or any other destination across the globe from any phone line (including payphones, mobiles and hotel phones). The service, which is presently available for calls originating from the U.S., will soon be extended to countries in Europe, Middle East Asia and the Asia Pacific region (including Australia). THE LAUNCH OF TATA INDICOM 'INDIA-ON-CALL' CALLING CARDS MARKS THE COMPANY'S FIRST FORAY INTO THE RETAIL MARKET FOR VOICE.

Tata Indicom `India-On-Call' cards are available to customers in denominations of Rs. 540/-, Rs. 1,080/- and Rs. 2,160/-. The cards allow customers high quality voice communication from overseas to India as well as other destinations across the globe at competitive prices. The calling cards will be available to customers, both online as well as through select retail outlets in India and other international destinations.

SAYS MR. S. K. GUPTA, MANAGING DIRECTOR, VIDESH SANCHAR NIGAM LIMITED, "THE LAUNCH OF THE TATA INDICOM INTERNATIONAL INBOUND CALLING CARD IS AN IMPORTANT MILESTONE FOR VSNL AS IT IS OUR FIRST ATTEMPT TO DIRECTLY TAP THE GLOBAL RETAIL MARKET FOR INBOUND CALLS AND IS OUR MAIDEN RETAIL FORAY INTO VOICE. THIS IS AN ATTRACTIVE MARKET FOR US AS IT COMPLEMENTS OUR OVERALL RETAIL STRATEGY AND IS A LUCRATIVE REVENUE STREAM FOR US. THIS PRODUCT MARKS THE FIRST STEP IN EMPOWERING THE CUSTOMER TO SELECT A PREFERRED LONG DISTANCE SERVICE PROVIDER."

The Tata Indicom Global inbound calling card can be purchased as well as recharged over the Internet through VSNL's online payment gateway. VSNL will also be tapping various strategic channels for distribution of the cards, both in India and abroad. In India, the calling cards will also be available across International airports, travel agents and other key VSNL retail outlets. THE CALLING CARDS WILL ALSO BE AVAILABLE IN INTERNATIONAL DESTINATIONS AT HUBS FREQUENTED BY INDIANS E.G. INDIAN STORES, TRAVEL AGENCIES ETC.

The new product, which has a potential subscriber base of over 4 million, is targeted at NRIs as well as Indians traveling abroad, including businessmen, professionals, tourists, students and pilgrims. Making a phone call through the card is simple & user friendly and involves dialing a toll free number. The customer is guided through the dialing process in the languages of his choice. The customer dials his card number for authentication and then dials the destination number he wishes to call. Call charges are directly deducted from the balance available on his card.

The Tata Indicom Global Inbound Calling Cards will offer the customers the advantages of convenience and forex savings since the card is purchased in rupees from India and all call charges are deducted from the card balance. The card is also cost effective (on account of lower tariffs and saving on roaming charges) and allows the customer to control his expenditure for international calls.

VSNL also plans to allow customers of the Tata Indicom Inbound Calling Cards to make ILD calls from India in the near future. The launch of the India-on-call cards closely follows VSNL's recent launch of `Tata Indicom Total Internet'- an integrated solution comprising Internet access, Net Telephony and value added mailing services.

ABOUT VSNL

Videsh Sanchar Nigam Limited is India's leading provider of International Telecommunications and Internet Services. Besides International Long Distance services, VSNL also offers a host of other valued added services like internet and data services, and specialized services that include Video Conferencing, Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services. VSNL has also started offering National Long Distance services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.